Exhibit 99.1

MacroGenics Earns $60 Million Milestone with U.S. FDA Approval of Teplizumab

ROCKVILLE, MD., November 17, 2022 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (NASDAQ: MGNX), a biopharmaceutical company focused on developing and commercializing innovative antibody-based therapeutics for the treatment of cancer, today reported that the U.S. Food and Drug Administration announced the approval of the Biologics License Application (BLA) for teplizumab, an anti-CD3 monoclonal antibody that was previously developed by MacroGenics. Teplizumab was acquired by Provention Bio, Inc. in May 2018 pursuant to an asset purchase agreement.

“We are very pleased to see the culmination of years of effort by Provention, MacroGenics, and tireless champions in academia and government, with the achievement of the approval of teplizumab,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “We applaud this outcome, which represents an advancement for individuals and their families dealing with the risks and consequences of type 1 diabetes.”

Under the agreement, Provention is obligated to pay MacroGenics contingent milestone payments totaling $170 million upon the achievement of certain regulatory approval milestones, including $60 million for the approval of a BLA for a first indication in the United States. In addition, Provention is obligated to make contingent milestone payments to MacroGenics totaling $225 million upon the achievement of certain sales milestones as well as a single-digit royalty on net sales of the product.

Based on MacroGenics’ cash, cash equivalents and marketable securities balance as of September 30, 2022, plus projected and anticipated payments from partners, including timely receipt of the milestone payment from Provention, MacroGenics currently anticipates having a cash runway into late 2024.

About MacroGenics, Inc.

MacroGenics (the Company) is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.

Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics (“Company”), including statements about the Company’s strategy, future operations, clinical development of the Company’s therapeutic candidates, including initiation and enrollment in clinical trials, expected timing of results from clinical trials, discussions with regulatory agencies, commercial prospects of or product revenues from MARGENZA and the Company’s product candidates, if approved, milestone or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MGC018, MARGENZA or any other product candidate’s revenue, expenses and costs may not be as expected, risks relating to MGC018, MARGENZA or any other product candidate’s market acceptance, competition, reimbursement and regulatory actions, the uncertainties inherent in the initiation and enrollment of future clinical trials, the availability of financing to fund the development of our product candidates, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, expectations of future milestone payments, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates, business, or economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict, or public health crises such as the novel coronavirus (referred to as COVID-19 pandemic), and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

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CONTACTS:
Jim Karrels, Senior Vice President, CFO
1-301-251-5172
info@macrogenics.com